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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 29, 1997

                          MOLTEN METAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-21042                    52-1659959
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(State or Other Jurisdiction         (Commission                (IRS Employer
       of Incorporation)              File Number)          Identification No.)


400-2 Totten Pond Road, Waltham, Massachusetts                         02154
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (617) 487-9700







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Item 2.  Acquisition or Disposition of Assets

     On January 29, 1997, MMT of Tennessee Inc. ("MMT Tennessee"), a wholly-owned subsidiary of Molten Metal Technology, Inc. (the "Company"), executed definitive agreements with VECTRA Technologies, Inc. ("VECTRA") regarding the acquisition from VECTRA of certain assets used for handling and processing radioactive "wet waste." These assets include contracts, equipment, services and personnel for processing radioactive waste streams. MMT Tennessee owns and operates the Company's "wet waste" business.

     The purchase price for these assets was $3,900,000 in cash, which was based on the parties' mutual agreement as to the fair market value of the assets being acquired. Payment of the purchase price was funded from the Company's working capital.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired.

     To the extent required by the provisions of Form 8-K, financial statements will be filed by an amendment to this Report within 60 days after the date hereof.

     (b) Pro Forma Financial Information.

     To the extent required by the provisions of Form 8-K, pro forma financial information will be filed by an amendment to this Report within 60 days after the date hereof.

     (c) Exhibits. The following are filed as exhibits to this Report:

Exhibit 10.1 Asset Purchase Agreement dated as of January 29, 1997 between MMT of Tennessee Inc. and VECTRA Technologies, Inc.

Exhibit 10.2   Press Release dated January 29, 1997 issued by the Company.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MOLTEN METAL TECHNOLOGY, INC.



Date:  February 12, 1997         By:  /s/ Benjamin T. Downs
                                      ---------------------------------------
                                      Benjamin T. Downs
                                      Executive Vice President of Finance and
                                      Administration


























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                                 EXHIBIT INDEX


Exhibit 10.1 Asset Purchase Agreement dated as of January 29, 1997 between MMT of Tennessee Inc. and VECTRA Technologies, Inc.

Exhibit 10.2   Press Release dated January 29, 1997 issued by the Company.